UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 19, 2006
QUINTANA MARITIME LIMITED
(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	000-51412 (Commission File Number)	98-0453513 (IRS Employer Identification No.)
Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of principal executive office)
011-30-210-898-5056
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On June 19, 2006, the Company announced that it had entered into a time charter agreement on the vessel M/V Coal Glory and extended the time charter agreement on the M/V Barbara. Coal Glory has entered a time charter for a minimum period of twenty-three months and a maximum period of twenty-five months with Cosco Bulk Carriers Ltd. at a daily rate of USD 15,800 per day. Coal Glory will be delivered to Cosco in early July 2006. The charter on Barbara with Cargill has been extended for a minimum period of eleven months and a maximum period of eight months at a variable rate equal to the 4 T/C Route based on the Baltic Average.
     The press release announcing the time charters is included as exhibit 99.1to this Form 8-K
Item 9.01 Financial Statements and Exhibits

99.1	Press release of Quintana Maritime Limited dated June 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED
By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: June 19, 2006

EXHIBIT INDEX

99.1	Press release of Quintana Maritime Limited dated June 19, 2006.